Exhibit 99.1

Universal Biosensors Inc

ARBN 121 559 993

1 Corporate Avenue

Rowville VIC 3178

Australia

Telephone +61 3 9213 9000

Facsimile +61 3 9213 9099

Email info@universalbiosensors.com

www.universalbiosensors.com

9 March 2016

Universal Biosensors and Siemens agree modifications to collaboration arrangements

Universal Biosensors (ASX: UBI) announced today that it has agreed amendments to its arrangements with Siemens Healthcare Diagnostics Inc. The parties have agreed to shift the focus of their joint product development activities, provide prepayment of milestones to UBI and improved strip pricing to support Siemens’ entry into the point-of-care PT-INR testing market.

Under the Collaboration Agreement which commenced in September 2011, Universal Biosensors is developing three coagulation testing strips and associated reader products in collaboration with, and exclusively for, Siemens. In turn, Siemens contributes to the cost of development through a series of milestone payments. To date, UBI has been paid a total of US$8 million for five of the seven milestones under the Collaboration Agreement.

Siemens and UBI have agreed to cease development work on one of the two remaining strip products in order to focus resources on an alternative product that offers the potential for greater return on investment to both companies.

To reflect this change, one of the outstanding milestones has been redefined and an additional milestone with an associated payment of US$1.25 million has been added. At the same time, Siemens have agreed to prepay all outstanding milestone payments totalling US$3.75 million during FY2016, of which US$2.5 million will be paid during the second quarter.

Finally, as part of these amendments, UBI has agreed to a reduction in the transfer pricing of PT/INR strips manufactured and supplied to Siemens, applicable only to the sale of product at the lower volume tiers. This reduction in strip price will provide Siemens with greater flexibility during the early stages of product introduction.

Paul Wright, CEO of Universal Biosensors said: “This is another excellent example of UBI and Siemens working together in partnership for mutual benefit. The prepayment of milestones will provide UBI with additional cash resources in the short term, while the realignment of our development program with Siemens ensures we are working on projects that offer the greatest return on our collective investment in the longer term. In addition, we are able to support Siemens building customer momentum in the PT-INR testing market”.

A proposed Form 8-K to be filed with the United States SEC summarising the material terms of the letter agreement is enclosed with this announcement.

Ends

Enquiries:

Mr. Salesh Balak

Mr. Andrew Denver

+61 3 9213 9000

Universal Biosensors Inc

ARBN 121 559 993

1 Corporate Avenue

Rowville VIC 3178

Australia

Telephone +61 3 9213 9000

Facsimile +61 3 9213 9099

Email info@universalbiosensors.com

www.universalbiosensors.com

About Universal Biosensors

For additional information in relation to Universal Biosensors, refer to

http://www.universalbiosensors.com/announcements.html.

Universal Biosensors is a specialist medical diagnostics company, founded in 2001, that is focused on the development, manufacture and commercialisation of a range of in vitro diagnostic tests for point-of-care use. These tests capitalise on a technology platform which uses a novel electrochemical cell that can be adapted for multiple analytes and provide for enhanced measurements in whole blood.

Forward-Looking Statements

The statements contained in this release that are not purely historical are forward-looking statements within the meaning of the Exchange Act. Forward-looking statements in this release include statements regarding our expectations, beliefs, hopes, intentions or strategies regarding the proposed offering. All forward-looking statements included in this release are based upon information available to us as of the date hereof, and we assume no obligation to update any such forward-looking statement as a result of new information, future events or otherwise. Our actual results could differ materially from our current expectations. We cannot assure you when, if at all, the proposed offering will occur, and the terms of any such offering are subject to change. Factors that could cause or contribute to such differences include, but are not limited to, factors and risks disclosed from time to time in reports filed with the SEC.